Exhibit 1

CUSIP No. 98741R108

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing of this Amendment to Statement on Schedule 13D (including any and all further amendments thereto) with respect to the Common Stock of Ideanomics, Inc., and that this agreement may be included as an exhibit to such joint filing.

Date: December 16, 2021	/s/ Bruno Wu
Bruno Wu

Date: December 16, 2021	/s/ Lan Yang
Lan Yang

Date: December 16, 2021	Sun Seven Stars Trust

	By:	/s/ Lan Yang
	Name:	Lan Yang
	Title:	Trustee

Date: December 16, 2021	Sun Seven Stars Investment Group Limited

	By:	/s/ Lan Yang
	Name:	Lan Yang
	Title:	Co-Chairperson

Date: December 16, 2021	Wecast Media Investment Management Limited

	By:	/s/ Yun Zhu
	Name:	Yun Zhu
	Title:	Director

Date: December 16, 2021	Shanghai Sun Seven Stars Cultural Development Limited

	By:	/s/ Xiaoqian Xia
	Name:	Xiaoqian Xia
	Title:	Director and Office Manager

CUSIP No. 98741R108

Date: December 16, 2021	Tianjin Sun Seven Stars Culture Development Ltd.

	By:	/s/ Yongqi Liu
	Name:	Yongqi Liu
	Title:	Director and Project Manager

Date: December 16, 2021	Beijing Sun Seven Stars Culture Development Ltd.

	By:	/s/ Yun Zhu
	Name:	Yun Zhu
	Title:	Executive Vice President

Date: December 16, 2021	Tianjin Sun Seven Stars Partnership Management Ltd.

	By:	/s/ Lan Yang
	Name:	Lan Yang
	Title:	Chairperson

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